Exhibit 99.4

Gentiva Health Services, Inc.

OFFER TO EXCHANGE

Up to $325,000,000 Aggregate Principal Amount of

11.5% Senior Notes due 2018

for

a Like Principal Amount of

New 11.5% Senior Notes due 2018

that have been registered under the Securities Act of 1933, as amended

Pursuant to the Prospectus Dated                 , 2010

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Gentiva Health Services, Inc., a Delaware corporation (the “Company”), hereby offers to exchange (the “Exchange Offer”), upon and subject to the terms and conditions set forth in the Prospectus dated                 , 2010 (the “Prospectus”) and the enclosed letter of transmittal (the “Letter of Transmittal”), up to $325,000,000 aggregate principal amount of the Company’s outstanding, unregistered 11.5% Senior Notes due 2018, or the “Original Notes” for a like principal amount of registered 11.5% Senior Notes due 2018, or the “New Notes” that are registered under the Securities Act of 1933, as amended, pursuant to a registration statement of which the Prospectus is a part. The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of August 17, 2010, among the Company, the Guarantors signatory thereto and the Initial Purchasers.

We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated , 2010;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to the Exchange Agent located at: The Bank of New York Mellon, Corporate Trust Operations, Reorganization Unit, 101 Barclays Street - 7 East, New York, N.Y. 10286, (212) 815-5788.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2010 (such date and time, the “Expiration Date”), unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or a message from The Depository Trust Company (“DTC”) stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, must be sent to the Exchange Agent and certificates representing the Original Notes (or confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at DTC) must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If holders of Original Notes wish to tender but it is impracticable for them to forward their certificates for Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender of Original Notes may be effected by following the guaranteed delivery procedures described in the Prospectus under “Exchange Offer—Guaranteed Delivery Procedures.” Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,
Gentiva Health Services, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.